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                                                             EXHIBIT 11
                                                    GENRAD, INC. AND SUBSIDIARIES
                                                  COMPUTATION OF EARNINGS PER SHARE
                                                             (Unaudited)


                                               Three Months Ended                        Nine Months Ended
                                       September 27,       September 28,             September 27,        September 28,
                                               1997                1996                      1997                 1996
                                       --------------      ---------------           ---------------      ---------------
Primary:
Weighted average number of
   shares outstanding                      26,992,000           22,115,000                26,636,000           21,826,000
Shares deemed outstanding from the
   assumed exercise of stock options        2,220,000            1,914,000                 1,862,000            1,897,000
                                       --------------      ---------------           ---------------      ---------------
Total:                                     29,212,000           24,029,000                28,498,000           23,723,000
                                       ==============      ===============           ===============      ===============

Earnings applicable to common shares   $    9,605,000      $     5,010,000           $    29,243,000      $    17,670,000
                                       ==============      ===============           ===============      ===============

Earnings per share of common stock     $         0.33      $          0.21           $          1.03      $          0.74
                                       ==============      ===============           ===============      ===============

Fully Diluted:
Weighted average number of
   shares outstanding                      26,992,000           22,115,000                26,636,000           21,826,000
Shares deemed outstanding from the
   assumed exercise of stock options        2,460,000            2,125,000                 2,340,000            2,125,000
                                       --------------      ---------------           ---------------      ---------------
Total:                                     29,452,000           24,240,000                28,976,000           23,951,000
                                       ==============      ===============           ===============      ===============

Earnings applicable to common shares   $    9,605,000      $     5,010,000           $    29,243,000      $    17,670,000
                                       ==============      ===============           ===============      ===============

Earnings per share of common stock     $         0.33      $          0.21           $          1.01      $          0.74
                                       ==============      ===============           ===============      ===============


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